Exhibit 10.43

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of March 16, 2010, is entered into by and among BGC Partners, Inc., a Delaware corporation (the “Company”), BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), and Cantor Fitzgerald, L.P. (“Cantor” or the “Purchaser”).

WHEREAS, BGC Holdings desires to issue and sell to the Purchaser, and the Purchaser desires to subscribe for and purchase from BGC Holdings, $150,000,000 aggregate principal amount of BGC Holdings’ 8.75% Convertible Senior Notes due 2015 (the “BGC Holdings Notes”), initially convertible into 21,398,003 units of BGC Holdings Exchangeable Limited Partnership Interests, as defined in the Amended and Restated Limited Partnership Agreement of BGC Holdings, L.P., as amended (the “LP Agreement”);

WHEREAS, BGC Holdings will lend the $150,000,000 proceeds from the sale of the BGC Holdings Notes to the Company in exchange for the Company’s 8.75% Convertible Senior Notes due 2015, initially convertible into 21,398,003 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Company Notes”); and

WHEREAS, Purchaser, or a Designated Holder (as defined in the BGC Holdings Notes) of a BGC Holdings Note, shall, in addition to the conversion right, have the right to exchange all or any portion of the BGC Holdings Notes for an equal principal amount of Company Notes; and

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, BGC Holdings and the Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE, SALE AND EXCHANGE OF NOTES

SECTION 1.1.     Agreement to Sell and Purchase the Notes.    Subject to the terms and conditions hereof, BGC Holdings agrees to issue and sell to the Purchaser, and the Purchaser agrees to subscribe for and purchase from BGC Holdings, the BGC Holdings Notes in exchange for the purchase price (the “Purchase Price”) equal to BGC Holdings Notes in the aggregate principal amount of $150,000,000. The closing of the purchase and sale of the BGC Holdings Notes shall be on March 30, 2010 (the “Closing”).

SECTION 1.2.    Actions at the Closing.    At the Closing:

•

The Purchaser shall pay the Purchase Price for the BGC Holdings Notes and BGC Holdings shall issue the BGC Holdings Notes to the Purchaser. Up to $25,000,000 of such $150,000,000 BGC Holdings Notes may be purchased by Howard W. Lutnick and/or his related designees. Purchaser shall further be entitled to require BGC Holdings to issue all or a portion of the BGC Holdings Notes to any of its affiliates, provided that such action shall not relieve Purchaser of its obligation to purchase the BGC Holdings Notes hereunder.

•

The Company, the Purchaser and BGC Holdings will enter into a Registration Rights Agreement pursuant to which the Company will grant certain registration rights with respect to the Company Notes and each share of Class A Common Stock issuable upon conversion of the Company Notes (the “Registration Rights Agreement”).

•	BGC Holdings will lend the $150,000,000 aggregate proceeds received from the Purchaser to the Company in exchange for $150,000,000 principal amount of the Company Notes.

ARTICLE II

MISCELLANEOUS

SECTION 2.1.    Conditions of the Obligations of the Purchaser.    The obligations of the Purchaser herein are binding and the Purchaser and BGC Holdings and the Company each agree to execute the documents set forth herein and such other documents as are necessary and appropriate by March 30, 2010.

SECTION 2.2.    The BGC Holdings Note, the Company Note, and the Registration Rights Agreement shall be in customary form and shall be reasonably satisfactory to the Purchaser and the Company. The terms and provisions of such documents shall be consistent in all material respects, to the extent applicable, with the terms and provisions set forth below:

Gross Proceeds	$150 million

Transaction Type:	Committed transaction

Maturity/Non-Call Period	5 years/Non-call life

Coupon	8.75%

Conversion price	$7.01

Other provisions	Change of control put at 100%; anti-dilution adjustments, including dividends above $0.10 per quarter; cash takeover provision.

Registration rights	Company Notes (and any underlying Class A Common Stock) will be registered following the sale or conversion.

Conversion of BGC Holdings Notes	21,398,003 units of BGC Holdings Exchangeable Limited Partnership Units or principal amount of Company Notes

Conversion of Company Notes	21,398,003 shares of Class A Common Stock of BGCP.

SECTION 2.3.    Governing Law.    This Agreement shall be governed by and construed under the law of the State of New York without regard to its choice of law provisions.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

BGC PARTNERS, INC.

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and CEO

BGC HOLDINGS, L.P.

By: BGC GP, LLC, its Sole General Partner

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman and CEO

CANTOR FITZGERALD, L.P.

By: CF Group Management, Inc., its Managing General Partner

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chairman, CEO and President

[Signature Page to the Subscription Agreement, dated as of March 16, 2010,

by and among BGC Partners, Inc., BGC Holdings, L.P. and the Purchaser listed herein]